As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2637623
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

666 Third Avenue, New York, New York 10017

(Address of Principal Executive Offices) (Zip code)

OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN

(Full Title of The Plan)

James I. Edelson
General Counsel and Secretary
Overseas Shipholding Group, Inc.
666 Third Avenue
New York, New York 10017
(212) 953-4100
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ X ]	Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $1.00 per share	1,115,000 shares	$32.715	$36,477,225	$2,035.43

(1)

Represents the additional number of shares of Overseas Shipholding Group, Inc. (the "Corporation" or the "Registrant") common stock, par value $1.00 per share ("Common Stock") that may be granted under the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (as amended and restated on June 10, 2008, the "Plan").

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Calculated on the basis of the average high and low sale prices of the Common Stock as reported on the New York Stock Exchange on June 8, 2009.

(3)	Pursuant to General Instruction E of Form S-8, a filing fee is being paid with respect to registration of the additional securities only.

Explanatory Note

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 362,640 shares of Common Stock (the “Additional Shares”) which may be awarded under the Plan pursuant to an amendment and restatement of the Plan authorized by the stockholders of the Registrant on June 10, 2008. The Additional Shares are in addition to the 2,752,360 shares of the Common Stock which were previously registered pursuant to the Registration Statement on Form S-8 (Commission File No. 333-121188) filed on December 13, 2004 (the “Prior Plan Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Plan Registration Statement are hereby incorporated by reference.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents By Reference.

The contents of the Prior Plan Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
(2)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
(3)	the Company's Current Reports on Form 8-K dated January 7, 2009, January 26, 2009, January 28, 2009, March 6, 2009 and May 7, 2009;
(4)

the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (Commission File No. 001-06479) together with any amendment or report filed with the Commission for the purpose of updating this description; and

(5)

all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

                Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
4.3

Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (as amended and restated on June 10, 2008) (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on April 29, 2008).

*5.1	Opinion of James I. Edelson.

*15	Acknowledgement of Ernst & Young LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of James I. Edelson (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

* Filed herewith.

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 12, 2009.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/Myles R. Itkin
Myles R. Itkin Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below as a signatory to this Registration Statement constitutes and appoints Morten Arntzen and Myles R. Itkin, his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Morten Arntzen Morten Arntzen	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2009
/s/Myles R. Itkin Myles R. Itkin	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 12, 2009
/s/Michael J. Zimmerman Michael J. Zimmerman	Chairman of the Board of Directors	June 12, 2009
/s/G. Allen Andreas III G. Allen Andreas III	Director	June 12, 2009
/s/Alan R. Batkin Alan R. Batkin	Director	June 12, 2009
/s/Thomas B. Coleman Thomas B. Coleman	Director	June 12, 2009

/s/Charles A. Fribourg Charles A. Fribourg	Director	June 12, 2009
/s/Stanley Komaroff Stanley Komaroff	Director	June 12, 2009
/s/Solomon N. Merkin Solomon N. Merkin	Director	June 12, 2009
/s/Joel I. Picket Joel I. Picket	Director	June 12, 2009
/s/Ariel Recanati Ariel Recanati	Director	June 12, 2009
/s/Oudi Recanati Oudi Recanati	Director	June 12, 2009
/s/Thomas F. Robards Thomas F. Robards	Director	June 12, 2009
/s/Jean-Paul Vettier Jean-Paul Vettier	Director	June 12, 2009

Exhibit Index
Exhibit No.	Document

4.3

Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (as amended and restated on June 10, 2008) (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on April 29, 2008).

*5.1	Opinion of James I. Edelson.

*15	Acknowledgement of Ernst & Young LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of James I. Edelson (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

* Filed herewith.